Exhibit 99.1

The Middleby Corporation Reports Second Quarter Results

ELGIN, Ill.--(BUSINESS WIRE)--August 12, 2021--The Middleby Corporation (NASDAQ: MIDD), a leading worldwide manufacturer of equipment for the commercial foodservice, food processing, and residential kitchen industries, today reported net earnings for the 2021 second quarter of $120.6 million or $2.13 diluted earnings per share on net sales of $808.8 million. Adjusted net earnings were $116.8 million or $2.11 adjusted diluted earnings per share. A full reconciliation between GAAP and non-GAAP measures is provided at the end of the press release.

“Our strong second quarter results reflect the ongoing recovery in our foodservice businesses with measurable progress toward our long-term growth initiatives and realized profitability improvements at all three of our business segments,” said Tim FitzGerald, CEO of The Middleby Corporation. “We continued to make investments in technology solutions to capture rapidly-evolving market trends and execute upon our strategic sales initiatives as we position for the future.”

2021 Second Quarter Financial Results

  Net sales increased 71.4% in the second quarter over the comparative prior year period. Excluding the impacts of acquisitions, a disposition and foreign exchange rates, sales increased 64.8% in the second quarter over the comparative prior year period, reflecting improvements in market conditions and consumer demand since the initial impact of COVID-19.
  Organic net sales (a non-GAAP measure) increases were reported for all segments due to improvements in market conditions and consumer demand in the second quarter of 2021. A reconciliation of reported net sales by segment is as follows:
	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Reported Net Sales Growth	90.2%	65.2%	28.0%	71.4%
Acquisitions/(Disposition)	5.8%	(5.0)%	—%	2.2%
Foreign Exchange Rates	3.9%	7.1%	2.9%	4.4%
Organic Net Sales Growth (1) (2)	80.4%	63.1%	25.1%	64.8%
(1) Organic net sales growth defined as total sales growth excluding impact of acquisitions, a disposition and foreign exchange rates
(2) Totals may be impacted by rounding
  Total backlog at the end of the second quarter of 2021 amounted to a record level of $994.2 million as compared to $522.7 million at the end of the fiscal 2020. The increase was driven by order growth, primarily at the Commercial Foodservice Group and Residential Kitchen Group, amounting to backlog levels in excess of 90% over the prior year end when excluding backlog from businesses acquired during the year.
  Adjusted EBITDA (a non-GAAP measure) was $186.2 million, in the second quarter of 2021 due to the impact of higher sales volumes and profitability initiatives. A reconciliation of organic adjusted EBITDA (a non-GAAP measure) by segment is as follows:

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Adjusted EBITDA	25.8%	22.8%	23.3%	23.0%
Acquisitions	(0.1)%	—%	—%	—%
Foreign Exchange Rates	(0.1)%	(0.1)%	0.2%	—%
Organic Adjusted EBITDA (1) (2)	25.9%	22.9%	23.1%	23.0%

(1) Organic Adjusted EBITDA defined as Adjusted EBITDA excluding impact of acquisitions and foreign exchange rates.
(2) Totals may be impacted by rounding
  Operating cash inflows during the second quarter amounted to $112.7 million in comparison to $77.6 million in the prior year period. The total leverage ratio per our credit agreements was below 2.3x. The trailing twelve month bank agreement pro-forma EBITDA was $666.0 million.
  Cash balances at the end of the quarter were $395.6 million. Net debt, defined as debt excluding the unamortized discount associated with the Convertible Notes less cash, at the end of the 2021 fiscal second quarter amounted to $1.4 billion as compared to $1.6 billion at the end of fiscal 2020. Additionally, our current borrowing availability is approximately $2.1 billion.

“Across all three of our business segments we experienced strong incoming orders and have continued to add to our record backlog. We are gaining momentum as we benefit from market trends in all businesses and we have developed industry leading solutions for our customers to effectively navigate this evolution. In the near-term we are impacted by increasing supply chain disruptions that may adversely impact shipments, service levels and production. We are also experiencing record material cost increases. While these challenges will continue in the second half, we are confident in our ability to manage through this disruption as we position Middleby for 2022,” Mr. FitzGerald added.

"In Commercial Foodservice, our foodservice customers continue to address changing needs in a new business environment. Our solutions focus on the latest industry trends, such as automation to ease issues around labor availability and cost, the use of IoT for data capture and monitoring, and ventless technology that is used in non-traditional venues, such as ghost kitchens. Our equipment options for delivery, pick up and carry out are growing in popularity. We see our many strategic investments coming to fruition. While many of our customers are still facing the continued challenges from the pandemic, the demand for foodservice has proven resilient and the emerging trends will provide long-term growth opportunities.”

“We continue to have consistent positive feedback from visitors to the Middleby Innovation Kitchens since opening earlier this year. Guests have a hands-on experience with our world-class team of chefs. The Middleby Innovation Kitchens allows our customers the opportunity to access all Middleby innovation as they evolve of their foodservice operations. In July, we debuted our new residential showroom attached to the Innovation Kitchens, bringing to life our shared commercial and residential product innovations in one state-of-the-art facility,” commented Mr. FitzGerald.

“At our Residential Kitchen businesses, high demand for our portfolio of premium appliances continues as remodeling projects and new home builds remain strong. We are excited about the addition of Novy to this growing platform of premium brands as they are highly complementary to our current offerings. Novy products are focused on the built-in segment of the residential market which is growing internationally. The brand has meaningful synergies with our current portfolio leading to sales growth opportunities in our established U.S. and U.K. markets and further expansion into the European market.”

“At the Food Processing Group, we are securing orders in new markets including cured meats, alternative proteins, and pet food. Our most recent innovations have been well-received in the marketplace, including the Alkar TurboChef oven and the Maurer-Atmos accelerated drying room technology, which allow us to expand our product offerings in new and targeted markets. There is significant interest in automation solutions which directly addresses labor issues and employee safety concerns,” concluded Mr. FitzGerald.

Conference Call

A conference call will be held at 10 a.m. Central Time on Thursday, August 12 and can be accessed through the Investor Relations section of middleby.com. If online access is not available, participants can join the call by dialing (888) 391-6937 or (315) 625-3077 and providing conference code 8960508#. A replay of the conference call will be available two hours after the conclusion of the call by dialing (855) 859-2056 and entering conference code 8960508#. To access the supplemental presentation, visit the Investor Relations page at middleby.com.

Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings. Any forward-looking statement speaks only as of the date hereof, and the company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The Middleby Corporation is a global leader in the foodservice equipment industry. The company develops, manufactures, markets and services a broad line of equipment used in the commercial foodservice, food processing, and residential kitchen equipment industries. The company's leading equipment brands serving the commercial foodservice industry include Anets®, APW Wyott®, Bakers Pride®, Beech®, BKI®, Blodgett®, Blodgett Combi®, Bloomfield®, Britannia®, Carter-Hoffmann®, Celfrost®, Concordia®, CookTek®, Crown®, CTX®, Desmon®, Deutsche Beverage®, Doyon®, Eswood®, EVO®, Firex®, Follett®, frifri®, Giga®, Globe®, Goldstein®, Holman®, Houno®, IMC®, Induc®, Ink Kegs®, Inline Filling Systems®, Jade®, JoeTap®, Josper®, L2F®, Lang®, Lincat®, MagiKitch’n®, Market Forge®, Marsal®, Meheen®, Middleby Marshall®, MPC®, Nieco®, Nu-Vu®, PerfectFry®, Pitco®, QualServ®, RAM®, Southbend®, Ss Brewtech®, Star®, Starline®, Sveba Dahlen®, Synesso®, Tank®, Taylor®, Thor®, Toastmaster®, TurboChef®, Ultrafryer®, Varimixer®, Wells® Wild Goose® and Wunder-Bar®. The company’s leading equipment brands serving the food processing industry include Alkar®, Armor Inox®, Auto-Bake®, Baker Thermal Solutions®, Burford®, Cozzini®, CV-Tek ®, Danfotech®, Deutsche Process®, Drake®, Glimek®, Hinds-Bock®, Maurer-Atmos®, MP Equipment®, Pacproinc®, RapidPak®, Scanico®, Spooner Vicars®, Stewart Systems®, Thurne® and Ve.Ma.C.®. The company’s leading equipment brands serving the residential kitchen industry include AGA®, AGA Cookshop®, Brava®, EVO®, La Cornue®, Leisure Sinks®, Lynx®, Marvel®, Mercury®, Novy®, Rangemaster®, Rayburn®, Redfyre®, Sedona®, Stanley®, TurboChef®, U-Line® and Viking®.

THE MIDDLEBY CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Amounts in 000’s, Except Per Share Information) (Unaudited)
	Three Months Ended		Six Months Ended
	2nd Qtr, 2021	2nd Qtr, 2020	2nd Qtr, 2021	2nd Qtr, 2020
Net sales	$808,773	$471,977	$1,566,831	$1,149,436
Cost of sales	505,047	318,851	987,231	746,120

Gross profit	303,726	153,126	579,600	403,316

Selling, general and administrative expenses	165,711	111,824	320,668	255,766
Restructuring expenses	1,011	2,184	1,805	3,018
Loss (gain) on sale of plant	287	—	(763)	—
Income from operations	136,717	39,118	257,890	144,532

Interest expense and deferred financing amortization, net	14,222	21,750	30,289	37,463
Net periodic pension benefit (other than service costs & curtailment)	(11,532)	(9,766)	(22,905)	(19,855)
Other (income) expense, net	(469)	382	(2,160)	3,708

Earnings before income taxes	134,496	26,752	252,666	123,216

Provision for income taxes	13,911	5,590	42,818	28,275

Net earnings	$120,585	$21,162	$209,848	$94,941

Net earnings per share:

Basic	$2.18	$0.39	$3.80	$1.72

Diluted	$2.13	$0.39	$3.73	$1.72

Weighted average number of shares

Basic	55,230	54,935	55,222	55,165

Diluted	56,673	54,957	56,320	55,177

THE MIDDLEBY CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in 000’s) (Unaudited)
	Jul 3, 2021	Jan 2, 2021
ASSETS

Cash and cash equivalents	$395,562	$268,103
Accounts receivable, net	422,409	363,361
Inventories, net	608,570	540,198
Prepaid expenses and other	82,908	81,049
Prepaid taxes	16,476	17,782
Total current assets	1,525,925	1,270,493

Property, plant and equipment, net	336,924	344,482
Goodwill	1,932,172	1,934,261
Other intangibles, net	1,406,629	1,450,381
Long-term deferred tax assets	86,910	76,052
Other assets	134,223	126,805

Total assets	$5,422,783	$5,202,474

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$23,260	$22,944
Accounts payable	223,425	182,773
Accrued expenses	485,152	494,541
Total current liabilities	731,837	700,258

Long-term debt	1,795,593	1,706,652
Long-term deferred tax liability	131,658	147,224
Accrued pension benefits	450,298	469,500
Other non-current liabilities	187,521	202,191

Stockholders' equity	2,125,876	1,976,649

Total liabilities and stockholders' equity	$5,422,783	$5,202,474

THE MIDDLEBY CORPORATION NON-GAAP SEGMENT INFORMATION (UNAUDITED) (Amounts in 000’s, Except Percentages)
	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company (1)
Three Months Ended July 3, 2021
Net sales	$508,778	$169,987	$130,008	$808,773
Segment Operating Income	$109,944	$33,910	$26,961	$136,717
Operating Income % of net sales	21.6%	19.9%	20.7%	16.9%

Depreciation	5,993	2,738	1,337	10,167
Amortization	14,246	1,784	1,834	17,864
Restructuring expenses	490	348	173	1,011
Acquisition related inventory step-up charge	302	—	—	302
Acquisition deal costs	—	—	—	10,481
Stock compensation	—	—	—	9,329
Loss (gain) on sale of plant	372	(85)	—	287
Segment adjusted EBITDA	$131,347	$38,695	$30,305	$186,158
Adjusted EBITDA % of net sales	25.8%	22.8%	23.3%	23.0%

Three Months Ended June 27, 2020
Net sales	$267,500	$102,914	$101,563	$471,977
Segment Operating Income	$26,974	$6,526	$19,583	$39,118
Operating Income % of net sales	10.1%	6.3%	19.3%	8.3%

Depreciation	5,307	2,794	1,363	9,468
Amortization	12,894	2,737	2,000	17,631
Restructuring expenses	1,615	532	37	2,184
Acquisition related inventory step-up charge	1,074	—	—	1,074
Stock compensation	—	—	—	4,963
Segment adjusted EBITDA	$47,864	$12,589	$22,983	$74,438
Adjusted EBITDA % of net sales	17.9%	12.2%	22.6%	15.8%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $14.2 million and $9.0 million for the three months ended July 3, 2021 and June 27, 2020, respectively.

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company (1)
Six Months Ended July 3, 2021
Net sales	$989,933	$334,396	$242,502	$1,566,831
Segment Operating Income	$206,260	$63,766	$46,623	$257,890
Operating Income % of net sales	20.8%	19.1%	19.2%	16.5%

Depreciation	11,786	5,512	2,652	20,304
Amortization	29,450	3,556	3,677	36,683
Restructuring expenses	913	556	336	1,805
Facility consolidation related expenses	993	—	—	993
Acquisition related inventory step-up charge	737	—	—	737
Acquisition deal costs	—	—	—	12,821
Stock compensation	—	—	—	16,938
Gain on sale of plant	(678)	(85)	—	(763)
Segment adjusted EBITDA	$249,461	$73,305	$53,288	$347,408
Adjusted EBITDA % of net sales	25.2%	21.9%	22.0%	22.2%

Six Months Ended June 27, 2020
Net sales	$710,624	$232,983	$205,829	$1,149,436
Segment Operating Income	$115,581	$19,234	$34,941	$144,532
Operating Income % of net sales	16.3%	8.3%	17.0%	12.6%

Depreciation	10,207	5,777	2,699	18,698
Amortization	25,334	5,457	3,700	34,491
Restructuring expenses	2,146	835	37	3,018
Facility consolidation related expenses	274	—	—	274
Acquisition related inventory step-up charge	2,106	—	—	2,106
Stock compensation	—	—	—	9,122
Segment adjusted EBITDA	$155,648	$31,303	$41,377	$212,241
Adjusted EBITDA % of net sales	21.9%	13.4%	20.1%	18.5%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $28.6 million and $16.1 million for the six months ended July 3, 2021 and June 27, 2020, respectively.

THE MIDDLEBY CORPORATION NON-GAAP INFORMATION (UNAUDITED) (Amounts in 000’s, Except Percentages)
	Three Months Ended
	2nd Qtr, 2021		2nd Qtr, 2020
	$	Diluted per share	$	Diluted per share
Net earnings	$120,585	$2.13	$21,162	$0.39
Amortization (1)	19,443	0.34	18,143	0.33
Restructuring expenses	1,011	0.02	2,184	0.04
Acquisition related inventory step-up charge	302	0.01	1,074	0.02
Net periodic pension benefit (other than service costs & curtailment)	(11,532)	(0.20)	(9,766)	(0.18)
Loss on sale of plant	287	0.01	—	—
Acquisition deal costs	10,481	0.18	—	—
Discrete tax adjustments	(18,900)	(0.33)	—	—
Income tax effect of pre-tax adjustments	(4,898)	(0.09)	(2,432)	(0.04)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	0.04	—	—
Adjusted net earnings	$116,779	$2.11	$30,365	$0.55

Diluted weighted average number of shares	56,673		54,957
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	(1,430)		—
Adjusted diluted weighted average number of shares	55,243		54,957

	Six Months Ended
	2nd Qtr, 2021		2nd Qtr, 2020
	$	Diluted per share	$	Diluted per share
Net earnings	$209,848	$3.73	$94,941	$1.72
Amortization (1)	39,738	0.71	35,512	0.64
Restructuring expenses	1,805	0.03	3,018	0.05
Acquisition related inventory step-up charge	737	0.01	2,106	0.04
Acquisition deal costs	12,821	0.23	—	—
Facility consolidation related expenses	993	0.02	274	—
Net periodic pension benefit (other than service costs & curtailment)	(22,905)	(0.41)	(19,855)	(0.36)
Gain on sale of plant	(763)	(0.01)	—	—
Discrete tax adjustments	(18,900)	(0.34)	—	—
Income tax effect of pre-tax adjustments	(7,944)	(0.14)	(4,822)	(0.08)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	0.07	—	—
Adjusted net earnings	$215,430	$3.90	$111,174	$2.01

Diluted weighted average number of shares	56,320		55,177
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	(1,087)		—
Adjusted diluted weighted average number of shares	55,233		55,177
(1) Includes amortization of deferred financing costs and convertible notes issuance costs.

(2) Adjusted diluted weighted average number of shares was calculated based on excluding the dilutive effect of shares to be issued upon conversion of the notes to satisfy the amount in excess of the principal since the company's capped call offsets the dilutive impact of the shares underlying the convertible notes. The calculation of adjusted diluted earnings per share excludes the principal portion of the convertible notes as this will always be settled in cash.

	Three Months Ended		Six Months Ended
	2nd Qtr, 2021	2nd Qtr, 2020	2nd Qtr, 2021	2nd Qtr, 2020
Net Cash Flows Provided By (Used In):
Operating activities	$112,686	$77,623	$172,381	$164,760
Investing activities	(17,184)	(3,959)	(24,222)	(43,181)
Financing activities	(10,446)	193,233	(18,731)	438,331

Free Cash Flow
Cash flow from operating activities	$112,686	$77,623	$172,381	$164,760
Less: Capital expenditures, net of sale proceeds	(7,992)	(4,150)	(13,363)	(13,331)
Free cash flow	$104,694	$73,473	$159,018	$151,429

NON-GAAP FINANCIAL MEASURES

The company supplements its consolidated financial statements presented on a GAAP basis with this non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies.

The company believes that organic net sales growth, non-GAAP adjusted segment EBITDA, adjusted net earnings and adjusted diluted per share measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The company also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results.

The company believes that free cash flow is an important measure of operating performance because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, repaying debt and repurchasing our common stock.

The company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Middleby uses internally for purposes of assessing its core operating performance.

Contacts

Darcy Bretz, Investor and Public Relations, (847) 429-7756

Bryan Mittelman, Chief Financial Officer, (847) 429-7715